EXHIBIT 99.1

Dot VN, Inc. Completes Analysis of Initial Test of Millimeter Wave Wireless Technology in Hanoi

SAN DIEGO, CALIFORNIA - October 28, 2008, Dot VN, Inc., a Delaware corporation (“Dot VN” or the “Company”) (www.dotvn.com), (NQB Pink Sheets: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that it has completed review and analysis of the report regarding the results of a 30-day field test of the E-Link 1000 millimeter wave communication systems (the “E-Link”) from E-Band Communications Corp (“E-Band”). The field test was conducted in Hanoi, Vietnam between June and July of 2008, the monsoon season in Vietnam, by Dot VN and its technology partners in the project, E-Band Communications Corporation, Vietnam Data Communications Corporation (“VDC”) and the Vietnam Internet Network Information Center (“VNNIC”).

The report, produced by VDC, the largest Internet service provider in Vietnam, found that the E-Link is an excellent method of creating Gigabit Ethernet (“GigE”) connectivity over a distance of several kilometers. Based on the results of the initial tests, Dot VN is optimistic about the possible applications of the E-Link in Vietnam including, but not limited to: (i) backhaul of 4G, WiMax, WiFi and mobile networks; (ii) metropolitan wireless fiber rings; (iii) video conferencing and surveillance; and (iv) IP Television and VOIP services.

Although additional testing is required in both urban and rural environments, initial results are promising and the Company believes that the E-Link can serve as an integral component in the continued development and evolution of the data and telecommunications infrastructures in Vietnam. The Company anticipates that the E-Link can offer a cost-effective and reliable means of providing GigE connectivity thereby significantly reducing the problem of increasing bandwidth demand by the estimated 20 million internet users in Vietnam.

Currently, Dot VN, the exclusive distributor of the E-Link in Vietnam, is working with its partners to conduct additional tests and demonstration of the capabilities of Millimeter Wave Wireless Technology in Vietnam and expects several such demonstrations to be conducted in the near term.

"The positive results from the extensive field tests of the E-Link 1000 systems in Hanoi is very exciting news for Dot VN and its technology partners who participated in this trial. Working closely with VDC, VNNIC and E-Band, the Company was able to secure a test license from the Ministry of Information and Communications (“MIC”) to test and import the advanced radio equipment into Vietnam within a relatively short period of time. This is a historic achievement for the Company and its partners. We plan to continue to aggressively demonstrate this exciting new technology in other major cities, such as, Ho Chi Minh City, Danang and Can Tho as well as in rural applications. We expect the E-Link to be a core component of Vietnam’s technology infrastructure” stated Thomas M. Johnson, Chairman and Chief Executive Officer.

"Vietnam’s explosive growth over the last several years introduced enormous demand for state-of-the-art telecommunications infrastructure and we are happy to offer the solution that enables Vietnam to deploy fiber-equivalent services on E-Band’s wireless technology. The trial with VDC proved that E-Band’s wireless products deliver Gigabit-Ethernet speeds and offer world’s best reliability and distance spanning several kilometers even in Vietnam’s tropical climate. We are looking forward to working with Dot VN and offering this amazing technology to facilitate the growth and prosperity in Vietnam” said Saul Umbrasas, Chief Marketing Officer of E-Band Communications Corp.

About the Company:
Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam. Vietnam Internet Network Information Center (“VNNIC”) awarded the Company an “exclusive long term contract” to be the first registrar to market and register its country code Top Level Domain (“ccTLD”) of .VN (Vietnam) via the Internet. Dot VN has established agreements with international ISP’s (Internet service providers) along with over 73 top domain resellers to commercialize .VN. Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

About our technology partners:
E-Band Communications Corporation (“E-Band”) (www.ebandcom.com) designs and manufactures the highest performance multi-gigabit capacity wireless communication systems based on 71-86 GHz millimeter-wave radio technology. Using highly integrated microwave monolithic integrated circuit (MMIC) technology enables E-Band to manufacture the highest performance wireless systems with a data rate of 1 to 3 Gbps and in the future 10 Gbps over the distances of several miles and availability up to 99.999%. The market expects E-Band to solve last mile access bottleneck problems, connect enterprises to fiber networks, and enable backhaul of mobile (3G/4G) and fixed wireless (WiFi, WiMax) networks. E-Band signed an exclusive field of use license agreement with Northrop Grumman Corporation for its E-Band Monolithic Microwave Integrated Circuit (MMIC) technology. The highly integrated multifunction GaAs MMIC-based chipset is used by E-Band to develop low cost millimeter wave radio communication systems. This technology gives E-Band a head-start compared to competitors and will ensure long term performance and cost advantage.

Vietnam Data Communications Company (“VDC”), (www.vdc.com.vn) a Vietnamese State-owned enterprise, is a subsidiary of VNPT and is the largest ISP and international telecom operator in Vietnam. Its total international capacity recently reached 6.85 Gbps in 2007, or 183 percent more than in 2006. Meanwhile, the total international traffic of VPN was 250 Mbps. VDC is now operating two 64 Kbps channels to Singapore and Australia, together with 43 channels of 64 Kbps each and 3 channels of 3 Mbps each inside the country.

Vietnam Internet Network Information Center (“VNNIC”), (www.vnnic.net.vn) is an agency of the Ministry of Information and Communication (“MIC”) of Vietnam. VNNIC was founded on 28th April 2000, and carries out the functions of managing, allocating, supervising and promoting the use of Internet domain names, addresses, autonomous system numbers in Vietnam, providing Internet-related guidance, statistics on Internet usage, and representing Vietnam at Internet related events.

Cautionary Warning Regarding Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:
Thomas M. Johnson, Chairman & CEO
Dot VN, Inc.
Phone: 858-571-2007
Email: USA@DotVN.com
Website: www.DotVN.com
Register your .VN domains at: www.VN

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